UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD

On January 15, 2013, Cloud Peak Energy Inc. issued a press release announcing that the Crow Tribal Legislature has voted to approve option and exploration agreements regarding exploration rights and exclusive options to lease and develop up to an estimated 1.4 billion tons of in-place Northern Powder River Basin coal in southeast Montana.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.  For additional information regarding the option and exploration agreements, refer to Cloud Peak Energy Inc.’s July 23, 2012 press release.

Item 8.01.    Other Events.

On January 15, 2013, Cloud Peak Energy Inc. announced that the Crow Tribal Legislature has voted to approve the option and exploration agreements.  The Crow Tribe’s Constitution assigns negotiating authority to the Executive Branch and approval authority to the Legislative Branch.  With the Legislature’s approval, the Tribal Chairman is now authorized to execute the agreements on behalf of the Tribe.  The date for a signing is pending and is expected to take place within the next month.  Once signed, the agreements will be submitted to the U.S. Department of the Interior for review and requested approval within 180 days.  Department of the Interior approval is required in order to consummate the transactions contemplated by the agreements.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, (1) our current estimates of the quantity and quality of the Tribal coal, (2) any future exercise of the options and development, production and marketing of the coal, (3) the anticipated timing and ability to obtain required DOI and other approvals, (4) the future execution and delivery of definitive agreements, (5) business development and growth initiatives and strategies; (6) potential synergies of this anticipated transaction, (7) the potential development of the Youngs Creek Mine and (8) other statements regarding this anticipated transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risks that (i) required DOI and other approvals and permits are not obtained in a timely manner or at all, (ii)  definitive agreements are not entered into and the potential transaction with the Crow Tribe is not consummated, (iii) economic tons are substantially less than the currently estimated in-place tons, (iv) sufficient additional West Coast terminal capacity is not developed at all or in a timely manner, (v) Asian export demand and domestic demand for PRB coal weakens, (vi) future development and operating costs significantly exceed our expectations, or (vii) anticipated synergies of the potential transaction are not achieved.  For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this potential transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Furnished press release, dated January 15, 2013, issued by Cloud Peak Energy Inc. announcing that the Crow Tribe of Indians Legislature voted to approve the option and exploration agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 15, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: January 15, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release, dated January 15, 2013, issued by Cloud Peak Energy Inc. announcing that the Crow Tribe of Indians Legislature voted to approve the option and exploration agreements.